                                                                  Exhibit 10.100


                                  AMENDMENT TO
                         PRIVATE EQUITY CREDIT AGREEMENT


         Amendment to that certain Private Equity Credit Agreement dated as of the 30th day of June, 1999 (the "Agreement"), by and between JACKSON, LLC, an entity organized and existing under the laws of the Cayman Islands ("Investor"), and BioShield Technologies, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company").

         WHEREAS, the parties desire that the Agreement be amended so that, subject to the terms and conditions contained therein, the Company shall issue and sell to Investor, from time to time, and Investor shall purchase, up to ten million dollars ($10,000,000) of the Common Stock (as defined in the Agreement).

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The definition of " Maximum Commitment Amount " contained in Article I of the Agreement shall be amended to read in its entirety as follows:

         "Maximum Commitment Amount" shall mean ten million dollars ($10,000,000), subject to increase as agreed to by the Company and Investor."

         2. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in all respects.

         3. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Atlanta, Georgia with respect to any dispute arising under this Amendment.

         4. This Amendment is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         5. This Amendment contains the entire understanding of the Company and Investor with respect to the matters covered herein. No provision of this Amendment may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         6. This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the Company and Investor and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Amendment, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy hereof bearing the signature of the parties so delivering this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                     BIOSHIELD TECHNOLOGIES, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:


                                     JACKSON, LLC
                                     BY: SOUTHRIDGE CAPITAL MANAGEMENT LLC,
                                     GENERAL PARTNER



                                     By:
                                        ---------------------------------------

                                     Name:
                                     Title: